Exhibit 99.1

Media contact:	Investors contact:
Elyce Ventura or Kelli Tejada	Steve Pasko or Scott Morgan
Eastwick Communications	Market Street Partners
(650) 480-4054	(408) 215-5658
merunetworksteam@eastwick.com	ir@merunetworks.com

Meru Networks Reports Fourth Quarter and Full Year 2011 Financial Results

Products and services revenue increased 18% in FY2011

Total installed base of over 6,000 Customers

SUNNYVALE, Calif., February 1, 2012 – Meru Networks, Inc., (NASDAQ:MERU), today announced its financial results for the quarter and full year ended December 31, 2011.

Fourth Quarter 2011 Financial Results

Total revenues for the fourth quarter of 2011 were $23.3 million, up 3% from $22.6 million in the fourth quarter of 2010. Products and services revenues (excluding ratable revenues) for the fourth quarter of 2010 were $23.3 million, up 13% from the $20.5 million reported in the fourth quarter of 2010.

Net loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $8.2 million for the fourth quarter of 2011, or $0.46 per basic and diluted share, compared to a net loss of $0.9 million, or $0.06 per basic and diluted share, for the same period of 2010. GAAP results for the fourth quarter of 2011 included stock-based compensation expense of $1.6 million, amortization of acquisition-related intangibles of $0.1 million and chief executive officer transition costs of $1.1 million. GAAP results for the fourth quarter of 2010 included stock-based compensation expense of $1.2 million.

Meru reported fourth quarter 2011 non-GAAP net loss of $5.4 million, or $0.30 loss per basic and diluted share, compared to non-GAAP net income of $305,000, or $0.02 income per diluted share, for the fourth quarter of 2010. Please refer to the reconciliation of GAAP to non-GAAP results provided at the end of this release.

2011 Financial Results

Revenues for the year ended December 31, 2011 were $90.5 million, an increase of 6% from $85.0 million in 2010. Products and services revenues (excluding ratable revenues) for 2011 were $87.2 million, up 18% from the $73.7 million reported in 2010. GAAP net loss for 2011 was $26.7 million, or $1.54 per basic and diluted share, compared to a net loss of $36.6 million, or $3.06 per basic and diluted share in 2010. GAAP results for 2011 included stock-based compensation expense of $6.2 million, litigation reserve expense of $7.3 million, amortization of acquisition-related intangibles of $0.1 million and chief executive officer transition costs of $1.1 million. GAAP results for 2010 included stock-based compensation expense of $3.8 million and $33.6 million for the adjustment to fair value of the warrant liability. Non-GAAP net loss for 2011 was $12.1 million, or $0.69 loss per basic and diluted share, compared to non-GAAP net income of $859,000, or $0.05 income per diluted share in 2010.

“2011 was a year of building for Meru,” said Ihab Abu-Hakima, president and chief executive officer, Meru Networks. “We have doubled our sales headcount from the end of 2010, with the majority of this headcount joining since the beginning of the fourth quarter. In addition, we have significantly expanded our product portfolio, and increased our marketing investment. We expect to reap the benefit of these investments beginning in the second half of 2012 as our expanded sales headcount begins to reach full productivity and the BYOD-driven, worldwide mobile workforce continues to expand, increasing the demand for seamless, secure, reliable access to enterprise wireless networks. Meru’s innovative approach is designed to enable organizations to meet the demands of their high density mobile environments where business-essential execution increasingly depends on all wireless mobile edge networks.”

Fourth Quarter Business Highlights

•	Customer count now over 6,000 worldwide, an increase in the installed base of approximately 7% from the end of the prior quarter.

•

Announced broad product enhancements that included the new secure wireless LAN access solution, Smart Connect, and the next-generation wireless LAN platform that delivers breakthrough network scalability, capacity and performance.

•	Notable fourth quarter wins and production deployments include:

•	A large name-brand hotel chain in the Western United States for deployment in 20 hotels.

•	A nationwide wireless LAN expansion for a multi-billion dollar global data center organization.

•	Two top 20 universities in the United Kingdom.

•	A multi-site warehouse deal with a logistics company in the United Kingdom.

•	One of the largest port services companies in Saudi Arabia.

•	One of the top 10 largest stadiums in the world located in Australia.

Conference Call Information

Meru will host a conference call for analysts and investors to discuss its fourth quarter and full year 2011 results, today, February 1st at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To join the live call, please dial (877) 852-2926 (domestic) and (253) 237-1123 (international) and reference conference ID 42269912.

A telephone replay will be available two hours following the conclusion of the call for a period of seven days and can be accessed by dialing (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. The call ID for the replay is 42269912. The live and archived webcast of the fourth quarter and full year 2011 financial results conference call will also be available at the investor relations section of Meru’s website at http://investors.merunetworks.com.

About Meru Networks, Inc.

Founded in 2002, Meru Networks provides a virtualized wireless LAN architecture that cost-effectively delivers the performance, reliability, predictability and operational simplicity of a wired network, with the advantages of mobility. Meru’s solution represents an innovative, yet standards-based approach to wireless networking that utilizes virtualization technology to create an intelligent and self-monitoring wireless network, enabling enterprises to migrate their business-critical applications from wired networks to wireless networks, to become all-wireless enterprises. Meru’s solutions have been adopted in all major industry vertical markets, including Fortune 500 enterprises, healthcare, education, retail, manufacturing, hospitality and government. Meru is headquartered in Sunnyvale, California, and has operations in the Americas, Europe, the Middle East and Asia Pacific. For more information, visit Meru Investor Information or call (408) 215-5300.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements and information. All statements other than statements of historical facts that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward- looking statements. Such statements include, but are not limited to those statements regarding the company’s expectation that it will reap the benefit, beginning in the second half of 2012, of the increases in sales headcount, expanded product portfolio and marketing investment it made in 2011; the company’s belief that driven by BYOD, the the worldwide mobile workforce will continue to expand, resulting in increasing the demand for seamless, secure and reliable access to enterprise wireless networks; Meru’s belief that to meet the demands of high density environments where business-essential execution applications will continue and depends on all wireless mobile edge networks and that that the company’s approach will enable organizations to do so. We have identified some of these forward-looking statements with words like “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate” or “continue” and other words and terms of similar meaning. These forward-looking statements involve risks and uncertainties, including the risk that the market for Meru’s solutions may not grow as the company expects; risks related to a lengthening customer approval processes, including lengthening of budget approval processes and funding uncertainty for domestic education customers; the risk that continuing investment in sales and marketing coverage and capacity will fail to diversify the company’s customer mix or mitigate against the uncertainty of governmental funding; and the other risks and uncertainties described under the caption “Risk Factors” in Meru Networks’ quarterly report on Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on November 8, 2011, as well as additional reports filed with the SEC. These forward-looking statements also involve assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial conditions, results of operations, business strategy and financial needs. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update or revise these forward-looking statements, whether as a result of new information, new developments or otherwise.

Non-GAAP Financial Measurements

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Meru reports non-GAAP net income (loss), and non-GAAP income (loss) from operations which both exclude stock-based compensation expense, amortization of intangible assets related to the company’s acquisition of Identity Networks in the third fiscal quarter of 2011, chief executive officer transition costs, and other items outside the ordinary course of business such as litigation reserves expense or adjustment to fair value of the warrant liability. Meru believes that its non-GAAP net income (loss) and non-GAAP income (loss) from operations provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Meru also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Meru, all of whom will present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Meru facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind Meru’s decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, Meru’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates. In addition, Meru’s management does not consider the amortization of intangible assets related to the company’s acquisition of Identity Networks relevant when comparing its performance to prior periods. Meru believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though these excluded items may be incurred and reflected in Meru’s GAAP financial results.

The material limitation associated with the use of non-GAAP financial measures is that the non-GAAP measures may not reflect the full economic impact of Meru’s activities. Meru’s non-GAAP measures may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

MERU NETWORKS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$35,259	$62,270
Short-term investments	5,000	4,999
Accounts receivable, net	13,038	8,796
Inventory	6,548	4,636
Deferred inventory costs, current portion	86	1,273
Prepaid expenses and other current assets	912	1,195

Total current assets	60,843	83,169
Property and equipment, net	1,476	763
Goodwill	1,658	—
Intangible assets, net	693	—
Deferred inventory costs, net of current portion	26	77
Other assets	2,147	359

TOTAL ASSETS	$66,843	$84,368

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,733	$4,302
Accrued liabilities	12,394	10,694
Long-term debt, current portion	—	2,808
Deferred revenue, current portion	11,764	12,723

Total current liabilities	29,891	30,527
Deferred revenue, net of current portion	4,481	3,923

Total liabilities	34,372	34,450

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	9	8
Additional paid-in capital	254,576	245,160
Accumulated other comprehensive loss	(197)	(27)
Accumulated deficit	(221,917)	(195,223)

Total stockholders’ equity	32,471	49,918

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$66,843	$84,368

MERU NETWORKS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except for share and per share amounts)

	Three months ended December 31,		Years ended December 31,
	2011	2010	2011	2010
REVENUES:
Products	$19,728	$17,470	$74,279	$63,197
Support and services	3,542	3,048	12,957	10,479
Ratable products and services	63	2,128	3,235	11,328

Total revenues	23,333	22,646	90,471	85,004

COSTS OF REVENUES:
Products	6,801	6,148	26,415	22,060
Support and services	1,450	715	4,581	2,297
Ratable products and services	39	1,093	1,863	6,021

Total costs of revenues *	8,290	7,956	32,859	30,378

Gross profit	15,043	14,690	57,612	54,626

OPERATING EXPENSES:
Research and development *	3,433	3,439	13,966	12,399
Sales and marketing *	14,762	9,315	47,688	33,483
General and administrative *	4,780	2,646	14,779	10,462
Litigation reserve	—	—	7,250	—

Total operating expenses	22,975	15,400	83,683	56,344

Loss from operations	(7,932)	(710)	(26,071)	(1,718)
Interest expense, net	(54)	(153)	(253)	(813)
Other income (expense), net	(45)	27	41	(33,821)

Loss before provision for income taxes	(8,031)	(836)	(26,283)	(36,352)
Provision for income taxes	150	59	411	254

Net loss	$(8,181)	$(895)	(26,694)	(36,606)

Net loss per share of common stock, basic and diluted	$(0.46)	$(0.06)	$(1.54)	$(3.06)

Shares used in computing net loss per share of common stock, basic and diluted	17,616,664	16,094,659	17,377,503	11,981,170

*Includes stock-based compensation expense as follows:
Costs of revenues	$82	$65	$346	$197
Research and development	273	235	1,131	767
Sales and marketing	630	298	2,217	985
General and administrative	643	602	2,480	1,896

	$1,628	$1,200	$6,174	$3,845

*Includes amortization of acquisition-related intangible assets as follows:
Costs of revenues	$52	$—	$70	$—
Sales and marketing	21	—	27	—

	$73	$—	$97	$—

*Includes chief executive officer transition costs as follow:
General and administrative	$1,115	$—	$1,115	$—

MERU NETWORKS, INC.

Condensed Consolidated Statements of Operations

GAAP to Non-GAAP Reconciliation

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended December 31,		Years ended December 31,
	2011	2010	2011	2010
GAAP net loss	$(8,181)	$(895)	$(26,694)	$(36,606)
Plus:
a) Stock-based compensation	1,628	1,200	6,174	3,845
b) Adjustment of fair value of warrant liability	—	—	—	33,620
c) Litigation reserve	—	—	7,250	—
d) Amortization of acquisition-related intangible assets	73	—	97	—
e) Chief executive officer transition costs	1,115	—	1,115	—

Non-GAAP net (loss) income	$(5,365)	$305	$(12,058)	$859

GAAP net loss per share of common stock, basic	(0.46)	$(0.06)	$(1.54)	$(3.06)
Plus:
a) Stock-based compensation	0.09	0.08	0.36	0.32
b) Adjustment of fair value of warrant liability	—	—	—	2.81
c) Litigation reserve	—	—	0.42	—
d) Amortization of acquisition-related intangible assets	0.01	—	0.01	—
e) Chief executive officer transition costs	0.06	—	0.06	—

Non-GAAP net (loss) income per share of common stock, basic	$(0.30)	$0.02	$(0.69)	$0.07

Non-GAAP net (loss) income per share of common stock, diluted	$(0.30)	$0.02	$(0.69)	$0.05

Shares used in computing basic non-GAAP net (loss) income per share of common stock	17,616,664	16,094,659	17,377,503	11,981,170
Shares used in computing diluted non-GAAP net (loss) income per share of common stock	17,616,664	18,266,607	17,377,503	16,677,558

GAAP loss from operations	$(7,932)	$(710)	$(26,071)	$(1,718)

Plus stock-based compensation:
Costs of revenues	$82	$65	$346	$197
Research and development	273	235	1,131	767
Sales and marketing	630	298	2,217	985
General and administrative	643	602	2,480	1,896

	1,628	1,200	6,174	3,845

Litigation reserve	—	—	7,250	—
Amortization of acquisition-related intangible assets	73	—	97	—
Chief executive officer transition costs	1,115	—	1,115	—

Non-GAAP (loss) income from operations	$(5,116)	$490	$(11,435)	$2,127

MERU NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Years ended December 31,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(26,694)	$(36,606)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	724	615
Stock-based compensation	6,174	3,845
Adjustment of fair value of warrant liability	—	33,620
Amortization of debt issuance costs	44	107
Bad debt expense	143	(61)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,292)	(2,768)
Inventory	(1,912)	(1,803)
Deferred inventory costs	1,238	4,616
Prepaid expenses and other assets	(325)	(560)
Accounts payable	1,431	992
Accrued liabilities	1,483	4,350
Deferred revenue	(416)	(8,466)

Net cash used in operating activities	(22,402)	(2,119)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,360)	(680)
Purchases of short-term investments	(9,996)	(4,998)
Proceeds from maturities of short-term investments	10,000	—
Investment in non-marketable securities	(1,250)	—
Net cash paid in purchase of business	(2,217)	—

Net cash used in investing activities	(4,823)	(5,678)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net	—	57,059
Proceeds from issuance of common stock	3,233	2,539
Proceeds from exercise of convertible preferred stock warrants	—	716
Proceeds from long-term debt and line of credit	—	4,986
Repayment of long-term debt and line of credit	(2,852)	(16,540)

Net cash provided by financing activities	381	48,760

Effect of exchange rate changes on cash and cash equivalents	(167)	24

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(27,011)	40,987
CASH AND CASH EQUIVALENTS — Beginning of period	62,270	21,283

CASH AND CASH EQUIVALENTS — End of period	$35,259	$62,270

Use of Non-GAAP Financial Information

In addition to the reasons stated above, which are generally applicable to each of the items Meru Networks excludes from its non-GAAP financial measures, the company believes it is appropriate to exclude certain items for the following reasons:

Stock-Based Compensation. When evaluating the performance of its consolidated results, Meru Networks does not consider stock-based compensation charges. Likewise, the Meru Networks management team excludes stock-based compensation expense from its operating plans. In contrast, the Meru Networks management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Meru Networks places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants. Meru Networks believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Amortization of intangible assets. The company excludes amortization of acquired intangible assets because it is non-cash in nature and because the company believes that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. In addition, excluding this item from various non-GAAP measures facilitates internal comparisons to historical operating results and comparisons to competitors’ operating results.

Chief Executive Officer transition costs. The company excludes the chief executive officer transition costs when evaluating the performance of its consolidated results. The company believes these costs are unusual in nature and the company does not expect them to recur in the ordinary course of its business. The company further believes these costs are unrelated to the ongoing operation of the business in the ordinary course.

Other Items. The company excludes items such as litigation reserves expense or adjustment to fair value of the warrant liability when evaluating the performance of its consolidated results. The company believes these costs are unusual in nature and the company does not expect them to recur in the ordinary course of its business. The company further believes these costs are unrelated to the ongoing operation of the business in the ordinary course.